Exhibit 10.15

                                  SUB-SUBLEASE

     AGREEMENT OF SUBLEASE, made as of the 1st day of June, 2001, between Trans-Resources, Inc. ("Sublandlord"), a Delaware Corporation, having an office at 375 Park Avenue, New York, New York 10152 and ESC Medical Systems, Ltd. ("Subtenant"), an Israeli corporation, having an office at 375 Park Avenue, New York, New York 10252.

                              W I T N E S S E T H :

     WHEREAS, by agreement of lease ("Overlease") dated as of October 16, 1993, between Teachers Insurance and Annuity Association of America ("Overlandlord"), as landlord, and Foamex L.P. ("Prime Landlord"), as tenant, Overlandlord leased to Prime Landlord, Suite 100 on the 11th floor in the building located at 375 Park Avenue, New York, New York ("Overlease Premises").

     WHEREAS, by agreement of sublease (the "Prime Lease"), between Prime Landlord, as sublandlord, and Sublandlord, as subtenant, Prime Landlord subleased the Overlease Premises to Sublandlord; and

     WHEREAS, Sublandlord desires to sublease to Subtenant, and Subtenant desires to hire from Sublandlord a portion of the Overlease Premises, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed as follows:

     1. SUBLEASING OF PREMISES. Sublandlord subleases to Subtenant and Subtenant hires from Sublandlord the four executive offices on the west side of the Overlease Premises, as depicted on Exhibit A annexed hereto (the "Premises"). The Premises also includes (i) the use (subject to passage, ingress and egress by Sublandlord and its employees, agents and invitees to and from the balance of the Overlease Premises) of the secretarial and support areas contiguous to the Premises as also depicted on Exhibit A; (ii) the use in common with Sublandlord, of the Boardroom, kitchen and pantry, copy room, small conference room, mail room and file room (such use intended to approximate 50% thereof) on a first come, first served basis, and (iii) shared use of the reception area. The use by Subtenant includes the use of the furniture, fixtures and equipment ("Furnishings") now located within the four offices and the secretarial/support areas immediately adjacent thereto; Exhibit B annexed hereto lists the Furnishings and except as noted thereon the parties agree that the Furnishings are in good condition, free from damage or defects.

     2. CONDITION OF PREMISES. On the Commencement Date (as hereinafter defined), Sublandlord shall deliver the Premises and Furnishings, and Subtenant agrees to accept the Premises and Furnishings, in their "as is" condition, and Sublandlord shall not be obligated to perform any work or furnish any materials in, to or about the Premises in order to prepare the Premises or Furnishings for use or occupancy by Subtenant or otherwise.

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     3. TERM OF SUBLEASE. The term ("Term") of this Sublease shall commence on the later of May 15, 2001, or the date which is three (3) Business Days (as hereinafter defined) after Sublandlord gives Subtenant notice that the Prime Landlord and Overlandlord have consented to this Sublease (the "Commencement Date") and, unless sooner terminated as herein provided, shall expire on March 31, 2002 (the "Expiration Date"). As used herein, the phrase "Business Days" shall mean all days except Saturdays, Sundays, and days on which banks located within the State of New York are required or permitted to be closed.

     4. PRIME LANDLORD'S AND OVERLANDLORD'S CONSENT. This Sublease is subject to and conditioned upon Sublandlord obtaining the written consent of Prime Landlord and Overlandlord to this Sublease, to the extent required under the prime Lease and Overlease. Sublandlord shall promptly request such consent, and Subtenant shall cooperate with Sublandlord, at no cost or expense to Subtenant, to obtain such consent and shall provide all information concerning Subtenant that Prime Landlord shall reasonably request. If such consent is refused or if Prime Landlord shall otherwise fail to grant such consent within thirty (30) days from the date hereof, then either party may, by written notice to the other, given at any time prior to the granting of such consent terminate this Sublease, whereupon within five days after receipt of such notice of termination, Sublandlord shall refund to Subtenant any Rental (as hereinafter defined) paid in advance hereunder. Upon the making of such refunds, neither party hereto shall have any further obligation to the other under this Sublease, except to the extent that the provisions of this Sublease expressly survive the termination of this Sublease.

     5. RENT.

     A. Subtenant covenants and agree to pay to Sublandlord, in lawful money of the United States, fixed rent ("Fixed Rent") equal to thirty-five (35%) percent of all Fixed Rent, Escalation Rent and Electricity Charges payable by Sublandlord for the period corresponding to the term of this Sublease pursuant to and as defined in the Prime Lease. Currently, Sublandlord pays $83,352 per month and accordingly Fixed Rent herein shall initially be at the rate of $29,173.20 per month. In addition, if and to the extent Subtenant shall request overtime or additional services as provided for in paragraphs 2(h) and 2(i) of the Prime Lease, then Subtenant shall be solely responsible for the additional costs incurred. Subtenant shall pay the first monthly installment of Fixed Rent payable under this Sublease on execution of this Sublease. Sublandlord shall accompany its invoices for Fixed Rent and other charges with a copy of the applicable invoice from Overlandlord or Prime Landlord, as the case may be.

     B. (a) Fixed Rent shall be due and payable in equal monthly installments in advance, three (3) Business Days prior to the first day of each month during the Term. If the Commencement Date shall be other than the first day of a month, the monthly installments of Fixed Rent payable hereunder for any such month shall be prorated on a per diem basis based on the actual number of days in such month.

     (b) All of the amounts payable by Subtenant pursuant to this Sublease, including, without limitation, Fixed Rent, additional rent, and all other costs, charges, sums and deposits payable by Subtenant hereunder (collectively, "Rent"), shall constitute rent under this Sublease and shall be payable to Sublandlord or its designee at such address as Sublandlord shall from time to time direct in writing.


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     (c) Subtenant shall promptly pay the Rental as and when the same shall become due and payable without setoff, offset or deduction of any kind whatsoever and, in the event of Subtenant's failure to pay same when due, Sublandlord shall have all of the rights and remedies provided for in the Prime Lease or at law or in equity in the case of nonpayment of rent. Subtenant's obligation to pay Rental shall survive the expiration or sooner termination of this Sublease.

     (d) If any Rental shall not be paid within ten (10) days after the same is due hereunder such unpaid Rental shall bear interest from the date on which such Rental was originally due until the date when paid at a rate which is three (3%) per cent in excess of the prime or base reference lending rate from time to time quoted by Citibank N.A. (or any successor thereto).

     6. USE. Subtenant shall use and occupy the Premises for general, executive and administrative offices only and for no other purpose.

     7. SUBORDINATION TO AND INCORPORATION OF THE PRIME LEASE.

     A. This Sublease and all of Subtenant's rights hereunder are and shall remain in all respects subject and subordinate to (i) all of the terms, conditions and provisions of the Prime Lease and Overlease (which includes all amendments thereto), a true and complete copy of which (except for the rent and certain other financial provisions) has been delivered to and reviewed by Subtenant, (ii) any and all amendments or modifications to the Prime Lease and Overlease or supplemental agreements relating thereto hereafter made between the Prime Landlord and Sublandlord which do not in any material respect contravene any express rights granted to Subtenant hereunder and (iii) any and all matters to which the tenancy of Sublandlord, as tenant under the Prime Lease, is or may be subordinate. The foregoing provisions shall be self-operative and no further instrument of subordination shall be necessary to effectuate such provisions.

     B. Except as otherwise expressly provided in this Sublease, Subtenant assumes and shall keep, observe and perform every term, provision, covenant and condition on Sublandlord's part pertaining to the Premises which is required to be kept, observed and performed pursuant to the Prime Lease and which arises or accrues during the Term of this Sublease

     C. Except as otherwise expressly provided in this Sublease, the terms, provisions, and conditions contained in the Prime Lease are incorporated in this Sublease by reference, and are made a part hereof as if herein set forth at length, Sublandlord being substituted for the, "Landlord" or "Owner" under the Prime Lease, Subtenant being substituted for the "Tenant" wider the Prime Lease, and Premises being substituted for "demised premises" under the Prime Lease. The parties agree that the following provisions of the Prime Lease are not so incorporated herein by reference: 1, 2(a), (c), (d), (e), (f) and (g), 4(e), 10, 11, 12, 13, 14 and 18. Further, Subtenant shall take good care of the Furnishing during the Term, shall not remove or cause any Furnishings to be removed and upon expiration or termination of the Term


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

shall surrender the same to Sublandlord in the condition received, reasonable wear and tear excepted.

     D. The time limits set forth in the Prime Lease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purposes of incorporation into this Sublease, by lengthening or shortening the same in each instance, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublandlord or Subtenant, as the case may be (and each party covenants that it will do so), not later than three (3) Business Days prior to the expiration of the time limit, taking into account the maximum grace period, if any, relating thereto contained in the Prime Lease. Each party shall promptly deliver to the other party copies of all notices, requests or demands which relate to the Promises or the use or occupancy thereof after receipt of same from the prime Landlord, in the case of any time limit described above which is one or two days after the giving of the notice applicable thereto, such notice shall be delivered personally as provided in Article 20 hereof. With respect to any request for overtime services, Subtenant may make such request in Sublandlord's name directly to the Prime Landlord, provided such request is made in accordance with the terms of the Prime Lease and a duplicate copy of such request is simultaneously given to Sublandlord.

     E. Sublandlord shall have the same rights and remedies with respect to a breach of this Sublease by Subtenant as the Prime Landlord has with respect to a breach of the Prime Lease, as if the same were more fully set forth at length herein, and Sublandlord shall have, with respect to Subtenant, this Sublease and the Premises, all of the rights, powers, privileges and immunities as are had by the Prime Landlord under the Prime Lease. Sublandlord herein shall not be responsible for any breach of the Prime Lease by the Prime Landlord or any non-performance or non-compliance with any provisions thereof by the Prime Landlord but Sublandlord shall comply with the provisions of Article 19 hereof.

     8. ATTORNMENT. If the Prime Lease and Sublandlord's leasehold interest in the Premises shall be terminated, other than as a result of casualty, condemnation or sale in lieu thereof, Subtenant shall, if so requested in writing by Prime Landlord, attorn to Prime Landlord and shall, during the Term, perform all of the terms, covenants and conditions of this Sublease on the part of Subtenant to be performed. In the event of any such attornment, Prime Landlord shall not be (a) liable for any act or omission or default of any prior sublessor (including, without limitation, Sublandlord); or (b) subject to any offsets or defenses which Subtenant might have against any prior sublessor (including without limitation, Sublandlord); or (c) bound by any rent or additional rent which Subtenant might have paid for more than the current month to any prior sublessor (including, without limitation, Sublandlord); or (d) bound by any amendment or modification of this Sublease made without Prime Landlord's consent. The foregoing shall be self-operative without the necessity of the execution of any further instruments but Subtenant agrees, upon the demand of Prime Landlord, to execute, acknowledge and deliver any instrument or instruments confirming such attornment.

     9. ENFORCEMENT OF PRIME LEASE. If the Prime Landlord shall default in any of its obligations to Sublandlord with respect to the Premises, Sublandlord shall not be obligated to bring any action or proceeding or to take any extraordinary steps to enforce


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

Sublandlord's rights against Prime Landlord but will however, use good faith efforts to enforce such rights under the Prime Lease with respect to the Premises.

     10. ASSIGNMENT, SUBLETTING AND ENCUMBRANCES.

     Without the prior written consent of Sublandlord and, to the extent required under the Prime Lease, of Prime Landlord and Overlandlord, Subtenant shall not (i) assign this Sublease (by operation of law or otherwise), (ii) further sublease all or any part of the Premises, (iii) mortgage, pledge, hypothecate or otherwise encumber its interest in this Sublease or the Premises or any interest therein, or (iv) grant any concession, license or otherwise permit the Premises to be used or occupied by anyone other than Subtenant. Any assignment, sublease, mortgage, pledge, hypothecation or other encumbrance of or under this Sublease without such prior written consent shall be invalid and without force and effect. Sublandlord's consent may be withheld in its sole discretion.

     11. INDEMNIFICATION.

     A. Sublandlord, Prime Landlord, Overlandlord and the employees, agents, contractors, licensees and invitees (collectively "Agents") of each (collectively, "Indemnified Parties"), shall not be liable to Subtenant or its agents and Subtenant shall indemnify and hold harmless the Indemnified Parties from and against any and all suits, claims, demands, liability, damages, costs and expenses of every kind and nature for which the Indemnified Parties are not reimbursed by insurance, including, without limiting the generality of the foregoing, attorneys' fees and expenses, court costs, penalties and fines, incurred in connection with or arising out of the following to the extent not caused solely by the acts or omissions of the Indemnified Parties or matters occurring outside the Premises without the fault of Subtenant:

          (i) any injury or damage to any person happening on or about the Premises, or for any injury or damage to the Premises or Furnishings, or to any property of Subtenant or of any other person, firm, association or corporation on or about the Premises;

          (ii) default by Subtenant in the payment of the Rental or any other default by Subtenant in the observance or performance of, or compliance with any of the terms, provisions or conditions of this Sublease including, without limitation, such matters relating to obtaining the possession of the Premises following any such default;

          (iii) any holdover beyond the term of this Sublease; and

          (iv) any acts, omissions or negligence of Subtenant or any person claiming through or under Subtenant, or the Agents of Subtenant or any such person, in or about the Premises, the or the Building.

     B. The provisions of this Article 11 shall survive the expiration or earlier termination of this Sublease.

     12. ALTERATIONS. Subtenant shall make no alterations, installations, additions or improvements (collectively, "Alterations") in or about the Premises without the prior written consent of Sublandlord in each instance.


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     13. INSURANCE.

     A. Subtenant, at Subtenant's sole expense, shall maintain for the benefit of Sublandlord and Prime Landlord such policies of insurance (and in such form) as are required by the Prime Lease with respect to the Premises, which policies shall be reasonably satisfactory to Sublandlord as to coverage and insurer (which shall be licensed to do business in the State of New York), provided that such insurance at a minimum include commercial general liability insurance to protect Sublandlord, Prime Landlord and Subtenant against all claims and liabilities for injury or damage to persons or property occurring upon, in or about the Premises, the Overlease premises and the public portions of the Building, caused by or resulting from or in connection with any act or omission of Subtenant, Subtenant's employees, contractors, agents or invitees.

     B. Nothing contained in this Sublease shall relieve Subtenant from any Liability as a result of damage from fire or other casualty, but each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty. To the extent that such insurance is in force and collectible and to the extent permitted by law, Sublandlord and Subtenant each hereby releases and waives all right to recovery against the other or anyone claiming through or under the other by way of subrogation or otherwise, and Subtenant also releases and waives all right to recover against Prime Landlord The foregoing release and waiver shall be in force only if the insurance policies of Sublandlord and Subtenant provide that such release or waiver does not invalidate the insurance; each party agrees to use its best efforts to include such a provision in its applicable insurance policies. If the inclusion of said provision would involve an additional expense, either party, at its sole expense, may require such provision to be inserted in the other's policy.

     14. BROKER. Each party warrants and represents to the other party hereto that it has not dealt with party brokers in connection with this Sublease. Each party hereby indemnifies and holds the other party hereto harmless from any and all loss, damage, claim, liability, cost or expense (including, but not limited to, reasonable attorneys' fees, expenses and court costs) arising out of or in connection with any breach of the foregoing warranty and representation. The provisions of this Article shall survive the expiration or earlier termination of this Sublease.

     15. NOTICES. All notices, consents, approvals or other communications (collectively a "Notice") required to be given under this Sublease or pursuant to law shall be in writing and, unless otherwise required by law, shall be either personally delivered (against a receipt), or sent by reputable overnight courier service, or given by registered or certified mail, return receipt requested, postage prepaid, addressed to the party which is to receive such Notice (attention: William Dowd, in the case of Notices to Sublandlord, and attention: _____________ in the case of Notices to Subtenant) at its address herein set forth (provided, however, that after the Commencement Date, Notices addressed to Subtenant shall be sent to the Premises), or such other address as either may designate by Notice to the other. Any Notice given pursuant thereto shall be deemed to have received on delivery, if personally delivered or delivered by reputable overnight courier service, or three (3) Business Days after the mailing thereof if mailed in accordance with the terms hereof, such availing to be effected by depositing the Notice in any post office, branch post office or official depository regularly maintained by the United States Postal Service.


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     16. ENTIRE AGREEMENT, MISCELLANEOUS.

     A. This Sublease shall be governed by and construed in accordance with the law of the State of New York without regard to the conflicts of law principles thereof.

     B. All of the terms and provisions of this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     C. All prior negotiations and agreements relating to this Sublease and the Premises are merged into this Sublease. This Sublease may not be amended, modified or terminated, in whole or in part, not may any of the provisions be waived, except by a written instrument executed by the party against whom enforcement of such amendment, modification, termination or waiver is sought and unless the same is permitted under the terms and provisions of the Prime Lease.

     D. This Sublease shall have no binding force and effect and shall not confer any rights or impose any obligations upon either party unless and until both parties have executed it and Sublandlord shall have obtained Prince Landlord's written consent to this Sublease and delivered to Subtenant an executed copy of such consent. Under no circumstances shall the submission of this Sublease in draft form by or to either party be deemed to constitute an offer for the subleasing of the Premises.

     E. This Sublease and all the obligations of Subtenant to pay Rental and perform all of its other covenants and agreements hereunder shall in no way be affected., impaired, delayed or excused because Sublandlord or Prime Landlord are unable to fulfill any of their respective obligations hereunder, either explicit or implicit, if Sublandlord or Prime Landlord is presented or delayed from so doing by reason of strikes or labor trouble or by accident, adjustment of insurance or by any cause whatsoever reasonably beyond Sublandlord's or Prime Landlord's control.

     F. Each and every right and remedy of Sublandlord under this Sublease shall be cumulative and in addition to every other right and remedy herein contained or now or hereafter existing at law or in equity, by statute or otherwise.

     G. At any time and from time to time either party shall, within ten (10) days after a written request by the other, execute, acknowledge and deliver to the requesting party a written statement certifying (i) that this Sublease has not bean modified and is in full force and effect or, if modified, that this Sublease is in full force and effect as modified, and specifying such modifications, (ii) the dates to which the Fixed Rent and Additional Rent and other charges have been paid, (iii) that to the best of the certifying party's knowledge, no defaults exists under this Sublease or, if any do exist, the nature of such default and (iv) as to such other matters as Sublandlord may reasonably request.

     H. Subtenant agrees that in executing this Sublease, it has not relied upon any statements, representations, covenants or warrantees made by Sublandlord or any person acting on behalf of Sublandlord other than those, if any, expressly set forth in this Sublease and on such investigations, examinations and inspections as Subtenant has chosen to make or has made.


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     IN WITNESS WHEREOF, the parties hereto have duly executed this Sublease as of the day and year first above written.

                                            SUBLANDLORD

                                            TRANS-RESOURCES, INC.


                                            By: /s/ William Dowd
                                                ---------------------------
                                                Name:  William Dowd
                                                Title: CFO


                                            SUBTENANT

                                            ESC MEDICAL SYSTEMS, LTD.


                                            By: /s/ Sagi Genger
                                                ---------------------------
                                                Name:  Sagi Genger
                                                Title: CFO


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                    SCHEDULES TO BE ANNEXED TO THIS SUBLEASE

A.   Description of Premises

B.   Furnishings



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